                                  EXHIBIT 21.1

                              PUMA TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                 SUBSIDIARIES                         STATE OR OTHER JURISDICTION OF INCORPORATION
------------------------------------------------ ----------------------------------------------------
PUMATECH International                           California, USA
Puma Technology K.K.                             Japan
IntelliLink Corporation                          New Hampshire, USA
ProxiNet, Inc.                                   Delaware, USA
NetMind Technologies, Inc.                       California, USA
Dry Creek Software                               California, USA

All subsidiaries of the registrant are wholly-owned.



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